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                                                  EXHIBIT 99.1
            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           Common Stock
   This Proxy is Solicited on Behalf of the Board of Directors

                            P R O X Y
     Please date and sign on reverse side.

     The undersigned hereby appoints John E. Mack, III, Jack Effron, Heinz K. Fridrich and Paul J. Ganci and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company's Stock Purchase Plan) at the Special Meeting of Shareholders on Friday, September 25, 1998 at 10:30 a.m. at 284 South Avenue, Poughkeepsie, New York, 12601-4879 or at any adjournments thereof, and on the proposal more fully set forth in the proxy statement, and in their discretion on any matters that may properly come before the Special Meeting.

                              Change of Address/Comments (If Any)
THIS PROXY WILL BE VOTED      ___________________________________
AS DIRECTED ON THE REVERSE    ___________________________________
SIDE, BUT IF NO CHOICE IS     ___________________________________
MADE, THIS PROXY WILL BE      ___________________________________
VOTED "FOR" THE HOLDING       ___________________________________
COMPANY PROPOSAL.             ___________________________________
                              (if you have written in the above
                              space, please mark the
                              corresponding box on the reverse
                              side of this card.)

                                             SEE REVERSE SIDE
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                                        ADMISSION TICKET
                              Present to the Central Hudson
                              Representative at the entrance to
                              the auditorium.
     CENTRAL HUDSON
                              Special Meeting of Shareholders
Your Energy Solutions
Company                       September 25, 1998, 10:30 a.m.
                              Office of the Corporation
                              284 South Avenue, Poughkeepsie, NY

                              AGENDA

             Approval of the Holding Company Proposal

  Take action upon any matters that may properly come before the
                         Special Meeting

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING,
WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON.  TO MAKE SURE
YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE
PROXY CARD ABOVE.

     If you plan to attend the Special Meeting, please mark the appropriate box on the reverse side of this proxy card.
     Present this Admission Ticket to the representative at the entrance to the Special Meeting room.

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Below is your proxy card.  Please read both sides, sign, vote and return in the enclosed envelope. This proxy when properly executed will be voted in the manner directed herein. If no direction is given, such shares will be voted FOR the Holding
Company Proposal.

The Directors recommend a vote "FOR"

                                        FOR    AGAINST  ABSTAIN
The Holding Company Proposal            [__]    [___]    [___]

PLEASE MARK YOUR BALLOT WITH A X AS FOLLOWS:      [_X_]

If you plan to attend the Annual
Meeting, place an X in this box.   [___]

If you indicated a change of
address or comments on reverse
side, place an X in this box.      [___]

Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
______________________________________
______________________________________
signature(s)
                     ROUTE TO CENTRAL HUDSON

     Pursuant to Reg. 232.304 of Regulation S-T, this appendix describes all graphic and image information in the foregoing documents which will appear in the paper format of such documents:

     1. A map providing directions to the Corporations offices at which the annual meeting of shareholders will be held appears on the form of proxy.

FROM NEW YORK CITY AREA:
-    Taconic State parkway North to Interstate 84 (I-84)
-    I-84 West to Exit 13 (Route 9)
-    Turn right off ramp onto Route 9 North
-    Route 9 approximately 12 miles to the Academy Street / South
     Avenue Exit
-    Bear left at end of ramp and go under overpass
-    Turn right into Central Hudson entrance

FROM CONNECTICUT:
-    I-84 West to Exit 13 (Route 9)
-    Continue as above

FROM PENNSYLVANIA:
-    I-84 East to Exit 13 (Route 9)
-    Turn left off ramp onto Route 9 North
-    Continue as above

FROM NEW JERSEY AND UPSTATE NEW YORK:
-    New York State Thruway (I-87) to Exit 18 (New Paltz)
-    Turn right onto Route 299
-    Route 299 approximately 5 miles, turn right onto Route 9W
     South
-    Route 9W approximately 2 miles, bear right for Mid-Hudson
     Bridge
-    After crossing bridge take first right (Route 9 South)
-    Route 9 approximately 1 mile to Academy Street / South
     Avenue Exit
-    Bear right off exit ramp into Central Hudson entrance.


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